                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT

                                _______________


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                               February 27, 1996
                      -----------------------------------
                       (Date of earliest event reported)



                               NATIONAL REALTY, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                       1-9648                     75-2163175
---------------------           ------------------         ---------------------
(State of incorporation         (Commission File            (IRS Employer
 or organization)                Number)                     Identification No.)


10670 North Central Expressway
Suite 300
Dallas, Texas                                                 75231
---------------------------------------                    -----------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (214) 692-4700



                                Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         On February 27, 1996, National Realty, L.P. ("National Realty") announced that the agreement which provides for the nomination for a successor general partner of National Realty has been amended in certain respects to resolve certain disputed matters. The amended agreement is subject to approval of the Supervising Judge who was appointed in connection with the previously-reported 1990 settlement of a class action entitled Joseph B. Moorman, et al. v. Southmark Corporation, et al.(the "Moorman Settlement"). The Moorman Settlement had established a five-year plan which, among other things, required the appointment and operation of an Oversight Committee and, under certain circumstances, would require the replacement of Syntek Asset Management, L.P. ("SAMLP") as the general partner of National Realty.

         On January 27, 1995, National Realty, SAMLP, the Oversight Committee and William H. Elliott executed an Implementation Agreement which provided for the nomination of an entity controlled by Mr. Elliott to be the successor general partner and for the resolution of all related matters under the Moorman Settlement. On February 20, 1996, the parties to the Implementation Agreement executed an Amended and Restated Implementation Agreement.

         Provided that the successor general partner is elected pursuant to the terms of the Amended and Restated Implementation Agreement, SAMLP shall receive $12,471,500 from National Realty. This amount represents a compromise settlement of the net amounts owed by National Realty to SAMLP upon SAMLP's withdrawal as general partner and any amounts which SAMLP and its affiliates may owe to National Realty. This amount shall be paid to SAMLP pursuant to a promissory note in accordance with the terms set forth in the Amended and Restated Implementation Agreement.

         The Amended and Restated Implementation Agreement shall be submitted to the Supervising Judge for tentative approval and approval of the notice to be sent to the original class members. Upon final approval by the Supervising Judge, the proposal to elect the successor general partner will be submitted to the unitholders of National Realty for a vote. In addition, the unitholders will vote upon amendments to the National Realty partnership agreement which relate to the proposed compensation of the successor general partner and other related matters.

         Upon approval by the unitholders, SAMLP shall withdraw as general partner and the successor general partner shall take office. If the required approvals are obtained, it is anticipated that the successor general partner will be elected and take office during the second or third quarter of 1996.
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         The Amended and Restated Implementation Agreement provides that SAMLP, and its affiliates owning units in National Realty, shall not vote to remove the successor general partner, except for removal with cause, for a period of 36 months from the date the successor general partner takes office.

         Upon the election and taking office of the successor general partner, the Moorman Settlement plan and the Oversight Committee shall be terminated. If the successor general partner is not elected, the existing Moorman Settlement shall remain in full force and effect and all of the provisions of the Amended and Restated Implementation Agreement shall be voided, including the compromise settlement referred to above of amounts owed by SAMLP and National Realty to each other.

         The press release generally describing this matter and the Amended and Restated Implementation Agreement are attached as exhibits to this Report on Form 8-K.


Item 7.  Financial Statements and Exhibits.

         Exhibits:

         99.1 Press Release, dated February 27, 1996, regarding the Amended and Restated Implementation Agreement.

         99.2 Amended and Restated Implementation Agreement dated February 20, 1996, among National Realty, L.P., Syntek Asset Management, L.P., National Realty, L.P. Oversight Committee and William H. Elliott.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 NATIONAL REALTY, L.P.

                                                 SYNTEK ASSET MANAGEMENT, L.P.
                                                 General Partner
                                                 By Its Managing General Partner
                                                 Syntek Asset Management, Inc.



Dated: February 27, 1996                         By:    /s/ Randall M. Paulson
                                                      --------------------------
                                                      Randall M. Paulson
                                                      President
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                               INDEX TO EXHIBITS


Exhibits
  No.                         Description
--------                      -----------

99.1             Press Release, dated February 27, 1996,
                 regarding the Amended and Restated
                 Implementation Agreement.

99.2 Amended and Restated Implementation Agreement dated February 20, 1996, among National Realty, L.P., Syntek Asset Management, L.P., National Realty, L.P. Oversight Committee and William H. Elliott.